UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 14, 2026
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JAMES HARDIE INDUSTRIES plc
(Exact name of registrant as specified in its charter)
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Ireland (State or other jurisdiction of incorporation or organization)	1-15240 (Commission File Number)	98-0382260 (I.R.S. Employer Identification Number)
1st Floor, Block A One Park Place Upper Hatch Street, Dublin 2		D02 FD79 Ireland
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: (353) 1411 6924
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Ordinary shares, 0.59 Euro par value per share	JHX	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 15, 2026, Sydney time, James Hardie Industries plc (the “Company”) announced that on May 14, 2026, Dublin time, its Board of Directors (the “Board”) appointed Rob Sindel as an independent, Class II director, effective June 1, 2026. Mr. Sindel has also been appointed to the Company’s Nominating and Governance Committee, also effective June 1, 2026. The Company also announced that Mr. Persio Lisboa has resigned from the Board, effective May 14, 2026. Mr. Lisboa's resignation was not the result of any dispute or disagreement with the Company or the Board.

Mr. Sindel, 61, is the former Managing Director and Chief Executive Officer of CSR Limited from January 2011 until September 2019. The majority of his 35-year career has been spent in the Global Building Products and Construction materials sector, working in ANZ, the US, the UK and Europe. Mr. Sindel is an engineer by profession who has continued to develop his skills by completing additional study in finance, strategy, leadership and cultural change management. This has enabled him to drive change, M&A and cultural integration in several different businesses and geographies. Mr. Sindel is currently the Chair of Mirvac Limited, an ASX-listed development and construction company, since January 2023. Mr. Sindel is also the Chair of Orara Limited (also ASX-listed), since February 2020, a global producer of premium glass bottles with factories in 9 global locations and a manufacturer of aluminum cans in Australia and New Zealand.

There are no arrangements or understandings between Mr. Sindel and any other person pursuant to which Mr. Sindel was selected as a director, and there are no transactions between Mr. Sindel and the Company that would require disclosure under Item 404(a) of Regulation S-K. Mr. Sindel does not have any family relationships with any executive officer or director of the Company. Mr. Sindel will receive the standard compensation amounts payable to non-employee directors of the Company and will enter into the Company’s standard form Deed of Access, Insurance and Indemnity for directors. For a description of the Company’s director compensation policy, see the section titled “Remuneration Report—Remuneration for Non-Executive Directors” as set forth in the Company’s most recent Annual Report on Form 20-F as filed with the U.S. Securities and Exchange Commission on May 20, 2025.
Item 7.01 - Regulation FD Disclosure
The May 15, 2026 press release announcing the changes to the Company’s Board is being furnished with this Current Report on Form 8-K as Exhibit 99.1. The information in Item 7.01 of this report (including Exhibit 99.1) is being furnished and shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.
Item 9.01 - Financial Statements and Exhibits
(d) The following exhibits are being filed herewith:

Exhibit No.	Description
99.1	Press release dated May 15, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 15, 2026	JAMES HARDIE INDUSTRIES plc

	By:	/s/ Aaron Erter
	Name:	Aaron Erter
	Title:	Chief Executive Officer